UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/07/2006

Sunrise Telecom Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  000-17781

DE	77-0181864
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

302 Enzo Drive, San Jose, CA 95138
(Address of principal executive offices, including zip code)

408-363-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On February 7, 2006, Paul Ker-Chin Chang resigned from his positions as President and Chief Executive Officer and Chairman and member of the Board of Directors of Sunrise Telecom Incorporated ("Company") and entered into an employment agreement ("Employment Agreement") with the Company, pursuant to which Mr. Chang will be employed by the Company as Technology Advisor at an annual salary of $400,000. Under the Employment Agreement, if Mr. Chang's employment is terminated by the Company without cause and Mr. Chang executes a general release of claims, the Company will provide him severance benefits consisting of a lump sum payment equal to six months of base salary in effect at the time of termination of employment less applicable withholdings and accelerate the vesting of all his outstanding unexercised stock options.

A copy of the Employment Agreement is filed as Exhibit 10.01 to this Current Report on Form 8-K and is incorporated herein by reference. The summary of the foregoing terms of the Employment Agreement is qualified in its entirety by the actual terms and conditions of the Employment Agreement.

On February 7, 2006, the Company's Board of Directors also approved new director cash compensation arrangements, under which each non-employee director will be paid an annual retainer of $40,000, on a quarterly basis. The Chair of the Audit Committee will receive a retainer of an additional $20,000 per year, paid quarterly. Each non-employee director will also receive $1,000 for each Board meeting he or she attends and for each Board committee meeting he or she attends (no more than $1,000 per day, even if multiple meetings). Meeting fees will be paid in connection with meetings after October 25, 2005. The Company's Board of Directors did not approve any changes in equity compensation. Non-employee directors are granted an option to purchase 12,000 shares of common stock at fair market value. These options vest in full on the anniversary of the date of grant, provided the director continues to serve as a director at that time.

A description of the director compensation arrangements is filed as Exhibit 10.02 of this Current Report on Form 8-K and is incorporated herein by reference. The summary description of the director compensation arrangements is qualified in its entirety by the actual terms and conditions of the Employment Agreement.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)         On February 7, 2006, Paul Chang resigned as the Company's President and Chief Executive Officer, and as Chairman and member of the Board of Directors of the Company, effective immediately. Mr. Chang remains employed by registrant as a Technology Advisor, pursuant to the terms of the agreement between Mr. Chang and registrant described in Item 1.01 of this Current Report on Form 8-K. In connection with that resignation, the Board of Directors has reduced its authorized number from six members to five members. The Board also appointed Henry P. Huff Chairman of the Board of Directors, and Robert C. Pfeiffer Vice-Chairman of the Board of Directors.

(c)         On February 7, 2006, Paul A. Marshall, was appointed President and Chief Executive Officer of the Company, effective immediately. Mr. Marshall, 47, co-founded the Company in October 1991 and has served as a director of the Company since that time. Mr. Marshall has served as the Company's Chief Operating Officer since December 1999 and as Vice President of Marketing since March 1992. Mr. Marshall served as the Company's Chief Financial Officer from March 1992 until December 1999 and as Acting Chief Financial Officer from October 2002 until February 2005. From 1980 to 1992, Mr. Marshall held various positions with the Wiltron division of Anritsu Corporation. There has been no change in the Mr. Marshall's compensation arrangements in connection with his appointment as the Company's President and Chief Executive Officer.

A copy of a press release issued by the Company with respect to the foregoing management changes is filed as Exhibit 99.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 7, 2005, the Board of Directors of the Company amended Section 3.14 of the Company's Amended and Restated Bylaws, to read in its entirety as follows:

"3.14 Chairman of the Board of Directors; Vice-Chairman of the Board of Directors.

The Board of Directors of the Corporation may also have, at the discretion of the Board of Directors, a Chairman, and one or more Vice-Chairmen, each of whom must be a member of the Board of Directors and none of whom shall be considered an officer of the Corporation."

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

Number    Description

3.01           Section 3.14 of the Amended and Restated Bylaws of Sunrise Telecom Incorporated, as amended on February 7, 2006.

10.01         Employment Agreement between Sunrise Telecom Incorporated and Paul Ker-Chin Chang, dated February 7, 2006.
10.02         Description of Director Compensation Arrangements, adopted February 7, 2006.
99.01         Press release, dated February 8, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Telecom Incorporated

Date: February 08, 2006	By:	/s/ KIRK O. WILLIAMS
Kirk O. Williams
Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description
EX-3.01	Section 3.14 of the Amended and Restated Bylaws of Sunrise Telecom Incorporated, as amended on February 7, 2006.
EX-10.01	Employment Agreement between Sunrise Telecom Incorporated and Paul Ker-Chin Chang, dated February 7, 2006.
EX-10.02	Description of Director Compensation Arrangements, adopted February 7, 2006.
EX-99.01	Press Release, dated February 8, 2006.